Exhibit 21


    List of Subsidiaries of Marcam Solutions, Inc. (after the Distribution)

                Marcam UK Company (United Kingdom)


                Marcam Solutions Limited (United Kingdom), a wholly-owned subsidiary of Marcam UK Company.

                GMBH Holdings Corp. (Delaware, USA)

                Marcam GmbH (Germany), a wholly-owned subsidiary of GMBH Holdings Corp.

                Marcam Nederland B.V. (Netherlands)

                Marcam S.a.r.l. (France)

                Marcam Australia Pty. Ltd. (Australia)

                Marcam do Brasil Ltda. (Brazil)

                Marcam EMEA S.a.r.l. (France)

                Marcam China Limited (Hong Kong)

                Marcam Belgium N.V. (Belgium)

                MaCAM K.K. (Japan)

                Marcam Argentina SA (Argentina)

                Marcam Asia-Pacific Pte. Ltd. (Singapore)

                Marcam Europe Limited (United Kingdom)

                Marcam Securities Corp. (Massachusetts, USA)

                Avantis Holdings Corporation (Delaware, USA)

                Marcam Canada Holdings Corp. (Canada), a wholly-owned subsidiary of Avantis Holdings Corporation.

                Marcam Canada Corporation (Canada), a wholly-owned subsidiary of Marcam Canada Holdings Corp.

                Maincore Corporation (Canada), a wholly-owned subsidiary of Marcam Canada Corporation.

                ShawWare Inc. (USA), a wholly-owned subsidiary of Marcam Canada Corporation.

                Marcam International Sales Corporation (U.S. Virgin Islands)